2021 Earnings Release Presentation February 17, 2022 Consolidated Edison, Inc.

2 Available Information On February 17, 2022, Consolidated Edison, Inc. issued a press release reporting its 2021 earnings and filed with the Securities and Exchange Commission the company’s 2021 Form 10-K. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-K. Copies of the earnings press release and the Form 10-K are available at: www.conedison.com. (Select "For Investors" and then select "Press Releases" and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will," "target," "guidance," "potential," "consider" and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward- looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance of employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; and it also faces other risks that are beyond its control, including inflation and supply chain disruptions. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share (adjusted EPS) and, for the Clean Energy Businesses (CEBs), adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted EPS exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the impairment losses related to Con Edison's investment in Stagecoach Gas Services LLC, (Stagecoach) and Honeoye Storage Corporation (Honeoye), the loss from the sale of a renewable electric project, the effects of the CEBs' hypothetical liquidation at book value (HLBV) accounting for tax equity investors in certain renewable and sustainable electric projects and mark-to-market accounting and for the 2021 period exclude the tax impact on the parent company of HLBV accounting and mark-to-market accounting. Adjusted EBITDA for the CEBs refers to the CEBs' net income for common stock, excluding the effects of HLBV and mark-to-market accounting, before interest, taxes, depreciation and amortization plus the pre-tax equivalent of production tax credits. Management uses adjusted earnings and adjusted EPS to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management uses the CEBs' adjusted EBITDA to evaluate the performance of the CEBs. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of the financial performance of Con Edison and the CEBs. For more information, contact Con Edison's Investor Relations team: Jan Childress, Director Kiley Kemelman, Section Manager Jared Lee, Manager Caroline Elsasser, Sr Financial Analyst Tel: 212-460-6611 Tel: 212-460-6562 Tel: 917-594-8148 Tel: 212-460-4431 Email: childressj@coned.com Email: kemelmank@coned.com Email: leejar@coned.com Email: elsasserc@coned.com www.conEdison.com

Table of Contents 3 Page Organizational Structure 4 Clean energy commitment, initiatives, and spending 5 - 7 Summary of CECONY Electric & Gas Joint Proposal 8 - 9 Summary of O&R Electric & Gas Joint Proposal 10 Anticipated Regulatory Calendar 11 Updated Long Range Plans Released for Electric, Gas and Steam 12 Dividend and Earnings Announcements 13 4Q 2021 Earnings 14 - 17 4Q 2021 Developments 18 - 19 2021 Earnings 20 - 23 Three-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP) 24 Earnings Adjustment Mechanisms (EAMs) and Positive Incentives 25 The Coronavirus Disease (COVID-19) Pandemic 26 - 29 CECONY Operations and Maintenance Expenses 30 Composition of Regulatory Rate Base 31 Average Rate Base Balances 32 Regulated Utilities' Rates of Return and Equity Ratios 33 Capital Investments and Utilities' Capital Investments 34 - 35 Financing Plan for 2022 – 2024 36 2021 Financing Activity 37 Commercial Paper Borrowings and Capital Structure 38 - 39 Rating Agency Credit Metrics 40 2021 Summary Segmented Financial Statements 41 - 44 Environmental, Social and Corporate Governance 45 - 47

Organizational Structure 4 a. As of December 31, 2021. b. Senior unsecured ratings and outlook shown in order of Moody’s / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. c. Con Edison is considering strategic alternatives with respect to the Clean Energy Businesses, which through its subsidiaries, develops, owns and operates renewable and sustainable energy infrastructure projects and provides energy-related products and services to wholesale and retail customers. d. During 2021, subsidiary of CET Gas and its joint venture partner completed the divestiture of the subsidiaries of Stagecoach Gas Services LLC. e. Based on the current project cost estimate and CET Gas’ previous capping of its cash contributions to the joint venture, this ownership interest is expected to be reduced to 8.5 percent. Con Edison Clean Energy Businesses, Inc. (Clean Energy Businesses or CEBs)(c) Utilities Transmission Orange and Rockland Utilities, Inc. (O&R) Consolidated Edison Company of New York, Inc. (CECONY) Clean Energy Market Cap(a): $30.2 billion Ratings(b): Baa2 / BBB+ / BBB+ Outlook(b): Stable / Negative / Negative Consolidated Edison Transmission, LLC (CET Electric) Con Edison Gas Pipeline and Storage, LLC (CET Gas)(d) Mountain Valley Pipeline, LLC (MVP) New York Transco LLC 10.2%(e) 45.7% Con Edison Transmission, Inc. (Con Edison Transmission or CET) Rockland Electric Company (RECO)

Build the Grid of the Future Build a resilient, 22nd century electric grid that delivers 100% clean energy by 2040. Empower All of our Customers to Meet their Climate Goals Accelerate energy efficiency with deep retrofits, aim to electrify the majority of building heating systems by 2050, and all-in on electric vehicles. Reimagine the Gas System Decarbonize and reduce the utilization of fossil natural gas, and explore new ways to use our existing, resilient gas infrastructure to serve our customers' future needs. Lead by Reducing our Company’s Carbon Footprint Aim for net zero emissions (Scope 1) by 2040, focusing on decarbonizing our steam system and other company operations. Partner with our Stakeholders Enhance our collaboration with our customers and stakeholders to improve the quality of life of the neighborhoods we serve and live in, focusing on disadvantaged communities. The 5 Pillars of our Expanded Clean Energy Commitment We will take a leadership role in the delivery of a clean energy future for our customers by investing in, building, and operating reliable, resilient, and innovative energy infrastructure, advancing electrification of heating and transportation, and aggressively transitioning away from fossil fuels to a net zero economy by 2050 5 Full Version: Clean Energy Commitment

Clean Energy Future Offers Opportunities Across Business Lines

Smart Meter: **$1.4B** install 5.3 million by 2022

Energy Efficiency: **$1.5B** investment by 2025

Electric Vehicles: **+$300M** make-ready program targets 21,000 electric plug installations by 2025


Distribution
Transmission
Renewables

CECONY Reliable Clean City**:** **$780M** to begin construction in 2022

CECONY Clean Energy Hubs Proposal[(a)]: **~$2B** investment for 2 hubs as part of CECONY's Phase II Proposals (8 projects estimated to cost **$5,350M**[(b)] in aggregate)

NY Energy Solution: **$274M** for CET, currently under construction

- CECONY proposal for ownership of 200 MWs of new solar generation as part of a a 1,000-MW target development

- Clean Energy Businesses: **$1.2B** in investment from 2022 through 2024 to expand renewable energy portfolio focused on solar and battery storage[(c)]
- 4 GW development pipeline, providing portfolio expansion and develop/transfer options

Other opportunities in our regulated utilities

- Build new substations
- Invest more than $2 billion on resiliency over next 10 years, including undergrounding and focus on disadvantaged communities
- Promote 1,000 MWs of large-scale and distributed-energy storage systems by 2030
- Electrify space or water heating for more than 150,000 buildings by 2030.
- Support installation of 400,000 electric vehicles chargers by 2035 and more than 1 million in our service territory by 2050
- Reimagine the gas system: Target $100 million in R&D investments by 2030 to facilitate the clean energy future, including the development of long-duration energy storage and hydrogen technologies
- Net-zero emissions target (Scope 1) by 2040, including decarbonizing our steam system

Outstanding CET proposals

- Propel NY (NY Transco/NYPA) and Clean Link New Jersey

a. Source: PSC Takes Additional Action on Landmark Power Grid Study
b. Source: Initial Report on the NY Power Grid Study
c. Forecasts do not include the impact, if any, that may result from the company's evaluation of strategic alternatives with respect to the Clean Energy Businesses

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Capital Investments: Safety, Reliability and Clean Energy

Green investments advance a clean energy future, climate resiliency, emissions reduction, and decarbonization

2022 - 2024 Forecasted Capital Investment ~$15.7 billion[(a)]

$1.5 billion of additional "green" spending in regulatory assets

~30% Green[(a)]

- Energy Efficiency
- Demand Mgmt.
- Electric Vehicles
- Storage
- Smart Systems
- Solar
- CEB
- CET
- Gas Main Replacement
- Reliable Clean City Projects



$4.7 billion
$11.0 billion

~70% Safety & Reliability

- Risk Reduction
- Equipment Upgrades & Replacements
- System Resiliency
- New Business
- Security

CECONY 2022 Rate Case Filing – Highlights:

- A new substation in southeast Brooklyn to improve reliability and support clean-energy additions
- Undergrounding vulnerable portions of the overhead electric delivery system to prevent outages during storms
- Interconnect a renewable natural gas facility in Mount Vernon to its gas delivery system
- Initiating emission-reducing electrification programs for space-heating in buildings
- Adding four sets of batteries that will enhance reliability, resilience, operational flexibility, and serve disadvantaged communities
- Ownership of 200 MWs of solar generation project to lower emissions and reduce bills for low-income customers

a. Forecasts do not include the impact, if any, that may result from the company's evaluation of strategic alternatives with respect to the Clean Energy Businesses.

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Summary of CECONY Electric & Gas Filing

On January 28, 2022, CECONY submitted to the NYSPSC a rate case in support of new electric and gas rates to become effective January 1, 2023.

Proposed Return on Equity and Equity Ratio

Return on equity.................10.0%
Equity ratio........................50%

Proposed Rate Changes and Capital Investments

	Electric Case number 22-E-0064			Gas Case number 22-G-0065		
($ in millions)	**Rate Change**	**Average Rate Base**	**Capital Expenditure**	**Rate Change**	**Average Rate Base**	**Capital Expenditure**
Rate Year 1: 2023	$1,199	$26,286	$3,472	$503	$10,030	$1,170
Rate Year 2: 2024	853	28,983	3,685	234	10,982	1,186
Rate Year 3: 2025	608	30,618	3,771	218	11,844	1,143
Annual levelized rate increase	985			366		

Summary

- Electric and gas capital investment of $10.9 billion and $3.5 billion over three years, respectively
- True up of costs of pension and OPEBs, environmental remediation and storms (electric)
- Requesting full reconciliation of property taxes, municipal infrastructure support costs, uncollectibles, late payment fees, and long-term debt cost rate
- Requesting reconciliation for inflation to the extent that actual inflation exceeds the annual inflation rates of 3.4% assumed in the revenue requirement by 1.6% threshold
- Requesting to reduce certain gas asset service lives by 5 years in alignment with the gas transition that is expected to result from CLCPA implementation
- Continuation of decoupling of electric and gas revenues from electric and gas consumption
- Continuation of earnings opportunities from Earnings Adjustment Mechanisms (EAMs) and other positive incentives

Additional rate plan information: [Rate Plan Information | Consolidated Edison, Inc.]

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Estimated Timeline for CECONY Electric & Gas Filing 9 Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc. Typical timeline for rate setting process: Jan 2022 Mar/ Apr 2022 May 2022 Jun 2022 Jul 2022 Aug 2022 Sep 2022 Oct 2022 Nov 2022 Dec 2022 Jan 2023 Filing with NYSPSC Company Update Staff/Intervenor Testimony Rebuttal Testimony Settlement Negotiations Evidentiary Hearings Final Rate Decision New Rates in EffectInitial Briefs Reply Briefs ALJ Recommended Decision Briefs on Exception

Summary of O&R New York Electric & Gas Joint Proposal

In October 2021, O&R, the New York State Department of Public Service (NYSDPS) and other parties entered into a Joint Proposal for new electric and gas rate plans for the three-year period January 2022 through December 2024 (the Joint Proposal). The Joint Proposal is subject to NYSPSC approval.

Proposed Return on Equity and Equity Ratio

Return on equity……………….9.2%
Equity ratio……………………..48%
Earnings sharing threshold….9.7%

Proposed Rate Changes and Capital Investments

	Electric Case number 21-E-0074		Gas Case number 21-G-0073	
($ in millions)	**Rate Change**	**Average Rate Base**	**Rate Change**	**Average Rate Base**
Rate Year 1: 2022	$4.9	$1,021	$0.7	$566
Rate Year 2: 2023	16.2	1,044	7.4	607
Rate Year 3: 2024	23.1	1,144	9.9	649
Annual Levelized Rate Increase	11.7		4.4	

Summary of COVID-19 Provisions

The Joint Proposal includes certain COVID-19 provisions, such as: recovery of 2020 late payment charges over three years ($2.8 million); reconciliation of late payment charges to amounts reflected in rates for years 2021 through 2024, with full recovery/refund via surcharge/sur-credit once the annual variance equals or exceeds 5 basis points of return on equity; and reconciliation of write-offs of customer accounts receivable balances to amounts reflected in rates from January 1, 2020 through December 31, 2024, with full recovery/refund via surcharge/sur-credit once the annual variance equals or exceeds 5 basis points of return on equity. (pages 139-142 of 2021 Form 10-K)

Timeline for the proceedings is listed on the Anticipated Regulatory Calendar. (page 11 of this presentation)
Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc.

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Anticipated Regulatory Calendar Key Dates Rate Case Filings O&R Electric & Gas Filing Submitted January 29, 2021 Joint Proposal Filed October 29, 2021 Hearing Date December 8, 2021 Proposed Effective Date for New Rates January 1, 2022 Expected NYPSC Approval Date March 2022 CECONY Electric & Gas Filing Submitted January 28, 2022 Proposed Effective Date for New Rates January 01, 2023 RECO Transmission Filing Submitted January 28, 2022 Proposed Effective Date for New Rates March 30, 2022 CECONY Steam Filing under consideration Other Proceedings NYSPSC COVID-19 Generic Proceeding (Case 20-M-0266) Awaiting PSC Order 11

12 Updated Long Range Plans Released for Electric, Gas and Steam Investing in our system to maintain a safe, reliable and sustainable future • Clean Energy: Economy-wide net-zero GHG emissions in our service territories by 2050 • Climate Resilience: Increased resilience of our energy infrastructure to adapt to climate change • Core Service: World-class safety, reliability, and security, while managing the rate impacts and equity challenges of the energy transition • Customer Engagement: Industry-leading customer experience and facilitation through the energy transition Our utility Long-Range Plans are the strategic framework and roadmap that guide our programs and investments over the 2050 planning horizon. They identify $68 billion in investments over the next 10 years to achieve four strategic objectives: Source: Long Range Plans | Con Edison

Dividend and Earnings Announcements

- On January 20, 2022, the company issued a press release reporting that it had declared a quarterly dividend of 79 cents a share on its common stock -- an annualized increase of 6 cents over the previous annualized dividend of $3.10 a share and its 48th consecutive annual increase.
- On February 17, 2022, the company issued a press release forecasting its adjusted earnings per share for the year 2022 to be in the range of $4.40 to $4.60 a share.[a][b] The company also forecasts a five-year compounded annual adjusted earnings per share growth rate of 5% to 7% based on its 2022 adjusted earnings per share guidance.


4Q 2021 vs. 4Q 2020
$0.63
2021
$0.13
2020
$1.00
2021
$0.75
2020
Reported EPS (GAAP)
Adjusted EPS (Non-GAAP)


2021 vs. 2020
$3.86
2021
$3.29
2020
$4.39
2021
$4.18
2020
Reported EPS (GAAP)
Adjusted EPS (Non-GAAP)

a. Adjusted earnings per share exclude the effects of HLBV accounting for tax equity investments in certain renewable and sustainable electric projects of the Clean Energy Businesses and the related tax impact of such HLBV accounting on the parent company (approximately $40 million or $0.11 a share after-tax) and the net mark-to-market effects of the Clean Energy Businesses and the related tax impact of such mark-to-market effects on the parent company, the amounts of which will not be determinable until year end.

b. Con Edison's forecast of adjusted earnings per share for the year of 2022 does not include the impact, if any, that may result from the company's evaluation of strategic alternatives with respect to the Clean Energy Businesses.

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4Q 2021 Earnings

	Earnings per Share		Net Income for Common Stock ($ in Millions)	
	2021	2020	2021	2020
Reported Net Income for Common Stock and EPS – GAAP basis	**$0.63**	**$0.13**	**$224**	**$43**
Impairment loss related to investment in Mountain Valley Pipeline, LLC (pre-tax)	0.65	0.95	231	320
Income taxes (a)	(0.19)	(0.29)	(69)	(97)
Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax)	**0.46**	**0.66**	**162**	**223**
Impairment loss related to investment in Stagecoach Gas Services LLC (pre-tax)	—	—	1	—
Income taxes (b)	—	—	—	—
Impairment loss related to investment in Stagecoach Gas Services LLC (net of tax)	**—**	**—**	**1**	**—**
Impairment loss related to investment in Honeoye Storage Corporation (pre-tax)	0.02	—	5	—
Income taxes	—	—	—	—
Impairment loss related to investment in Honeoye Storage Corporation (net of tax)	**0.02**	**—**	**5**	**—**
HLBV effects (pre-tax)	(0.08)	0.01	(26)	6
Income taxes (c)	0.02	—	8	(2)
HLBV effects (net of tax)	**(0.06)**	**0.01**	**(18)**	**4**
Net mark-to-market effects (pre-tax)	(0.08)	(0.07)	(28)	(23)
Income taxes (d)	0.03	0.02	9	6
Net mark-to-market effects (net of tax)	**(0.05)**	**(0.05)**	**(19)**	**(17)**
Adjusted Earnings and Adjusted EPS – non-GAAP basis	**$1.00**	**$0.75**	**$355**	**$253**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three months ended December 31, 2021 and December 31, 2020.

b. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three months ended December 31, 2021.

c. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 33% for the three months ended December 31, 2021 and December 31, 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 period exclude the tax impact on the parent company of HLBV accounting ($2 million and $0.00 for the three months ended December 31, 2021, respectively) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 period do not exclude the tax impact on the parent company of HLBV accounting (immaterial for the three months ended December 31, 2020) of the Clean Energy Businesses.

d. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 26% for the three months ended December 31, 2021 and December 31, 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 period exclude the tax impact on the parent company of the mark-to-market effects ($1 million and $0.00 for the three months ended December 31, 2021) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 period do not exclude the tax impact on the parent company of the mark-to-market effects ($1 million and $0.00 for the three months ended December 31, 2020) of the Clean Energy Businesses.

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Walk from 4Q 2020 EPS to 4Q 2021 EPS 15 Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) 4Q 2020 Reported EPS CECONY O&R CEBs CET Other 4Q 2021 Reported EPS $0.13 $0.28 $0.02 $0.07 $0.15 $0.63 4Q 2020 Adjusted EPS CECONY O&R CEBs CET Other 4Q 2021 Adjusted EPS $0.75 $0.28 $0.02 $— $1.00 $— (a) (a) a. Includes parent company and consolidation adjustments. $(0.05) $(0.02)

4Q 2021 vs. 4Q 2020 EPS Variances – Three Months Ended Variation 16 CECONY(a) Recognition of late payment charges for the year ended 2020 that are being recovered through a surcharge mechanism established by the New York Public Service Commission in its November 2021 order $0.09 Recognition of late payment charges for the year 2021 that are being recovered through a surcharge mechanism established by the New York Public Service Commission in its November 2021 order, and resuming the billing of late payment charges and no access fees 0.13 Higher incentives earned under the electric and gas earnings adjustment mechanisms (EAMs) and positive incentives 0.08 Higher electric rate base 0.05 Higher gas rate base 0.03 Lower storm-related costs 0.01 Higher stock based compensation costs (0.04) Higher healthcare costs (0.01) Dilutive effect of stock issuances (0.05) Other (0.01) Total CECONY $0.28 O&R(a) Electric base rate increase 0.01 Lower storm-related costs 0.01 Total O&R $0.02 Clean Energy Businesses HLBV effects 0.07 Dilutive effect of stock issuances (0.01) Other 0.01 Total Clean Energy Businesses $0.07 Con Edison Transmission Impairment loss related to investment in Mountain Valley Pipeline, LLC 0.22 Foregoing Allowance for Funds Used During Construction income starting in January 2021 until significant construction resumes on the Mountain Valley Pipeline (0.04) Impairment loss related to investment in Honeoye (0.02) Other (0.01) Total CET $0.15 Other, including parent company expenses Impairment tax benefits related to investment in Mountain Valley Pipeline, LLC (0.02) Total Other, including parent company expenses $(0.02) Reported EPS (GAAP) $0.50 Impairment loss related to investment in Mountain Valley Pipeline, LLC (0.20) HLBV effects (0.07) Impairment loss related to investment in Honeoye 0.02 Adjusted EPS (non-GAAP) $0.25 a. Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

4Q 2021 vs. 4Q 2020 EPS Reconciliation by Company

Three Months Ended December 31, 2021

	CECONY	O&R	CEBs	CET	Other[e]	Total
Reported EPS – GAAP basis	**$0.94**	**$0.06**	**$0.12**	**$(0.49)**	**$—**	**$0.63**
Impairment loss related to investment in Stagecoach (pre-tax)	—	—	—	—	—	—
Income taxes (a)	—	—	—	—	—	—
Impairment loss related to investment in Stagecoach (net of tax)	**—**	**—**	**—**	**—**	**—**	**—**
Impairment loss related to investment in Honeoye Storage Corporation (pre-tax)	—	—	—	0.02	—	0.02
Income taxes	—	—	—	—	—	—
Impairment loss related to investment in Honeoye Storage Corporation (net of tax)	**—**	**—**	**—**	**0.02**	**—**	**0.02**
Impairment loss related to investment in Mountain Valley Pipeline, LLC (pre-tax)	—	—	—	0.65	—	0.65
Income taxes (b)	—	—	—	(0.18)	(0.01)	(0.19)
Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax)	**—**	**—**	**—**	**0.47**	**(0.01)**	**0.46**
HLBV effects (pre-tax)	—	—	(0.08)	—	—	(0.08)
Income taxes (c)	—	—	0.02	—	—	0.02
HLBV effects (net of tax)	**—**	**—**	**(0.06)**	**—**	**—**	**(0.06)**
Net mark-to-market losses (pre-tax)	—	—	(0.08)	—	—	(0.08)
Income taxes (d)	—	—	0.03	—	—	0.03
Net mark-to-market losses (net of tax)	**—**	**—**	**(0.05)**	**—**	**—**	**(0.05)**
Adjusted EPS – Non-GAAP basis	**$0.94**	**$0.06**	**$0.01**	**$—**	**$(0.01)**	**$1.00**

Three Months Ended December 31, 2020

	CECONY	O&R	CEBs	CET	Other[e]	Total
Reported EPS – GAAP basis	**$0.66**	**$0.04**	**$0.05**	**($0.64)**	**$0.02**	**$0.13**
Impairment loss related to investment in Mountain Valley Pipeline, LLC (pre-tax)	—	—	—	0.95	—	0.95
Income taxes (b)	—	—	—	(0.26)	(0.03)	(0.29)
Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax)	**—**	**—**	**—**	**0.69**	**(0.03)**	**0.66**
HLBV effects (pre-tax)	—	—	0.01	—	—	0.01
Income taxes (c)	—	—	—	—	—	—
HLBV effects (net of tax)	**—**	**—**	**0.01**	**—**	**—**	**0.01**
Net mark-to-market losses (pre-tax)	—	—	(0.07)	—	—	(0.07)
Income taxes (d)	—	—	0.02	—	—	0.02
Net mark-to-market losses (net of tax)	**—**	**—**	**(0.05)**	**—**	**—**	**(0.05)**
Adjusted EPS – Non-GAAP basis	**$0.66**	**$0.04**	**$0.01**	**$0.05**	**($0.01)**	**$0.75**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three months ended December 31, 2021

b. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the three months ended December 31, 2021 and December 31, 2020.

c. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 33% for the three months ended December 31, 2021 and December 31, 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 period exclude the tax impact on the parent company of HLBV accounting ($2 million and $0.00 for the three months ended December 31, 2021, respectively) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 period do not exclude the tax impact on the parent company of HLBV accounting (immaterial for the three months ended December 31, 2020) of the Clean Energy Businesses.

d. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 26% for the three months ended December 31, 2021 and December 31, 2020, respectively. Adjusted earnings and adjusted earnings per share for the 2021 period exclude the tax impact on the parent company of the mark-to-market effects ($1 million and $0.00 for the three months ended December 31, 2021) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for the 2020 periods do not exclude the tax impact on the parent company of the mark-to-market effects ($1 million and $0.00 for the three months ended December 31, 2020) of the Clean Energy Businesses.

e. Includes parent company and consolidation adjustments.

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4Q 2021 Developments[(a)]

CECONY & O&R

- In March 2020, the Utilities began suspending service disconnections, certain collection notices, final bill collection agency activity, new late payment charges and certain other fees for all customers. In November 2021, the NYSPSC issued an order establishing a surcharge recovery mechanism for CECONY to collect late payment charges and fees that not billed for the year ended December 31, 2020, December 31, 2021, and December 31, 2022. (pages 52,56, 80, 144, 174, page 26 of this presentation)
- In October 2021, O&R, the New York State Department of Public Service (NYSDPS) and other parties entered into a Joint Proposal for new electric and gas rate plans for the three-year period January 2022 through December 2024 that includes certain COVID-19 provisions, which are detailed on page 10 of this presentation. The Joint Proposal is subject to NYSPSC approval. (pages 56, 80, 139, 175, page 10 of this presentation)
- CECONY resumed late payment charges for commercial and residential customers who have not experienced a change in financial circumstances due to the COVID-19 pandemic on September 3, 2021 and October 1, 2021, respectively. O&R resumed late payment charges for commercial and residential customers who have not experienced a change in financial circumstances due to the COVID-19 pandemic on October 1, 2021. (pages 56, 144, 175)
- CECONY's and O&R's allowances for uncollectible customer accounts reserve increased from $138 million and $8.7 million at December 31, 2020 to $304 million and $12.3 million at December 31, 2021, respectively. (page 55)
- The Utilities' current five-year forecasts for 2022-2026 of average annual change in the peak demand in their service areas at design conditions are below and include the effect of certain electric and gas energy efficiency programs and the anticipated phase-out of natural gas in some new building construction in New York City. (pages 8, 21-27)

	Electric	Gas	Steam
CECONY	0.4 percent	1.3 percent	0.1 percent
O&R	(0.3) percent	0.1 percent	

- In December 2021, New York City enacted Local Law 154, which prohibits submitting permits for certain new construction buildings, including major renovations, for buildings that use oil, natural gas and some low carbon fuels beginning in 2024 for affected buildings with less than seven stories and beginning in 2027 for all other affected buildings. The law includes exceptions for buildings used for electric or steam generation, commercial kitchens, manufacturing, laundromats, and hospitals and the Department of Buildings may create additional exceptions. Con Edison's obligation to serve new customers who submit applications for natural gas service prior to the deadlines set forth in the legislation will continue. (page 36)
- The aggregate capacities of the distributed generation projects connected to the CECONY and O&R distribution systems at December 31, 2021 were 691 MW and 220 MW, respectively. The 2022 electric peak forecasts for CECONY and O&R are 12,570 MW and 1,570 MW, respectively. (pages 20, 21, 26)

a. Page references to 2021 Form 10-K.

conEdison, inc.

ED LISTED NYSE

18

4Q 2021 Developments (cont'd)(a) 19 O&R Rockland Electric Company (RECO) • In December 2021, the NJBPU approved an electric rate increase, effective January 1, 2022, of $9.65 million including a return on equity and equity ratio of 9.6% and 48.51% respectively. (page 143) • In January 2022, RECO filed a request with FERC for an increase to its annual transmission revenue requirement from $16.9 million to $20.4 million, effective March 30, 2022. The filing reflects a return on common equity of 11.04 percent and a common equity ratio of 47 percent. (page 143) Con Edison Transmission • During 2021, a subsidiary of CET Gas completed the sale of its 50 percent interest in Stagecoach Gas Services, LLC for $629 million and recorded a pre-tax impairment loss on its 50 percent interest of $212 million ($147 million after-tax). • CET Gas recorded a pre-tax impairment loss of $231 million ($162 million after-tax) for the year ended December 31, 2021 that reduced the carrying value of its investment in Mountain Valley Pipeline LLC from $342 million to $111 million. A goodwill impairment loss of $7 million was recorded related to CET Gas’ and CECONY’s investment in Honeoye Storage Corporation for the year ended December 31, 2021, of which $5 million was attributed to CET Gas. (pages 30, 126, 191) Clean Energy Businesses • The Clean Energy Businesses have 3,004 MW (AC) of utility-scale renewable energy projects in service (2,996 MW) or in construction (8 MW) and 69 MW (AC) of behind-the-meter renewable energy projects in service (65 MW) or in construction (4 MW). (page 28) • 6,219 million kWh of electricity was generated from solar projects and 1,300 million kWh generated from wind projects for the twelve months ended December 31, 2021, compared to 5,699 million kWh of solar electricity and 1,425 million kWh of wind electricity generated for the same period in 2020. (page 29) • Con Edison is considering strategic alternatives with respect to the Clean Energy Businesses. (pages 7, 16, 53) a. Page references to 2021 Form 10-K.

2021 Earnings

	Earnings per Share		Net Income for Common Stock ($ in Millions)	
	2021	2020	2021	2020
Reported Net Income for Common Stock and EPS – GAAP basis	**$3.86**	**$3.29**	**$1,346**	**$1,101**
Impairment loss related to investment in Mountain Valley Pipeline, LLC (pre-tax)	0.66	0.95	231	320
Income taxes (a)	(0.19)	(0.29)	(69)	(97)
Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax)	**0.47**	**0.66**	**162**	**223**
Loss from sale of a renewable electric project (pre-tax)	0.01	—	4	—
Income taxes (b)	—	—	(1)	—
Loss from sale of a renewable electric project (net of tax)	**0.01**	**—**	**3**	**—**
Impairment losses related to investment in Stagecoach (pre-tax)	0.61	—	212	—
Income taxes (c)	(0.19)	—	(65)	—
Impairment losses related to investment in Stagecoach (net of tax)	**0.42**	**—**	**147**	**—**
Impairment loss related to investment in Honeoye Storage Corporation (pre-tax)	0.02	—	5	—
Income taxes	—	—	—	—
Impairment loss related to investment in Honeoye Storage Corporation (net of tax)	**0.02**	**—**	**5**	**—**
HLBV effects (pre-tax)	(0.41)	0.14	(142)	44
Income taxes (d)	0.12	(0.04)	44	(12)
HLBV effects (net of tax)	**(0.29)**	**0.10**	**(98)**	**32**
Net mark-to-market effects (pre-tax)	(0.15)	0.18	(53)	57
Income taxes (e)	0.05	(0.05)	16	(14)
Net mark-to-market effects (net of tax)	**(0.10)**	**0.13**	**(37)**	**43**
Adjusted Earnings and Adjusted EPS – non-GAAP basis	**$4.39**	**$4.18**	**$1,528**	**$1,399**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the year ended December 31, 2021 and December 31, 2020.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the year ended December 31, 2021.
c. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the year ended December 31, 2021.
d. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 27% for the year ended December 31, 2021 and December 31, 2020, respectively. Adjusted earnings and adjusted earnings per share for 2021 exclude the tax impact on the parent company of HLBV accounting ($9 million and $0.02 for the year ended December 31, 2021) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for 2020 do not exclude the tax impact on the parent company of HLBV accounting (($3) million and ($0.01) for the year ended December 31, 2020) of the Clean Energy Businesses.
e. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% and 25% for the year ended December 31, 2021 and December 31, 2020, respectively. Adjusted earnings and adjusted earnings per share for 2021 exclude the tax impact on the parent company of the mark-to-market effects ($3 million and $0.01 for the year ended December 31, 2021) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for 2020 do not exclude the tax impact on the parent company of the mark-to-market effects (($4) million and ($0.01) for the year ended December 31, 2020) of the Clean Energy Businesses.

conEdison, inc.
ED LISTED NYSE
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2020 Adjusted EPS CECONY O&R CEBs CET Other 2021 Adjusted EPS Walk from 2020 EPS to 2021 EPS 21 Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) 2020 Reported EPS CECONY O&R CEBs CET Other 2021 Reported EPS $3.29 $0.32 $0.01 $0.69 $(0.39) $(0.06) $3.86 $4.18 $0.32 $0.01 $0.05 $(0.14) $(0.03) $4.39 (a) (a) a. Includes parent company and consolidation adjustments.

2021 vs. 2020 EPS Variances – Year Ended Variation 22 CECONY(a) Recognition of late payment charges for the year ended 2020 that are being recovered through a surcharge mechanism established by the New York Public Service Commission in its November 2021 order $0.09 Recognition of late payment charges for the year ended 2021 that are being recovered through a surcharge mechanism established by the New York Public Service Commission in its November 2021 order, and resuming the billing of late payment charges and no access fees 0.13 Higher electric rate base 0.19 Higher gas rate base 0.11 Higher incentives earned under the electric and gas earnings adjustment mechanisms (EAMs) and positive incentives 0.09 Weather impact on steam revenues 0.05 Higher costs related to heat, storm and emergency response (0.11) Higher healthcare costs (0.05) Higher stock-based compensation costs (0.03) Dilutive effect of stock issuances (0.15) Total CECONY $0.32 O&R(a) Electric base rate increase 0.03 Higher storm-related costs (0.02) Total O&R $0.01 Clean Energy Businesses Higher revenues 0.62 HLBV effects 0.41 Net mark-to-market effects 0.24 Higher operations and maintenance expenses (0.54) Loss from sale of a renewable electric project (0.01) Dilutive effect of stock issuances (0.03) Total Clean Energy Businesses $0.69 Con Edison Transmission Impairment loss related to investment in Mountain Valley Pipeline, LLC 0.21 Impairment losses related to investment in Stagecoach (0.44) Foregoing Allowance for Funds Used During Construction income starting in January 2021 until significant construction resumes on the Mountain Valley Pipeline (0.13) Impairment loss related to investment in Honeoye (0.02) Other (0.01) Total CET $(0.39) Other, including parent company expenses Impairment tax benefits related to investment in Mountain Valley Pipeline, LLC (0.02) Tax impact of HLBV effects (0.02) Tax impact of net mark-to-market effects (0.01) Lower consolidated state income tax benefit (0.03) Impairment tax benefits related to investment in Stagecoach 0.02 Total Other, including parent company expenses $(0.06) Reported EPS (GAAP) $0.57 Impairment loss related to investment in Mountain Valley Pipeline, LLC (0.19) HLBV effects (0.39) Net mark-to-market effects (0.23) Impairment losses related to investment in Stagecoach 0.42 Impairment loss related to investment in Honeoye 0.02 Loss from sale of a renewable electric project 0.01 Adjusted EPS (non-GAAP) $0.21 a. Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

2021 vs. 2020 EPS Reconciliation by Company

Year Ended December 31, 2021

	CECONY	O&R	CEBs	CET	Other(e)	Total
Reported EPS – GAAP basis	**$3.86**	**$0.22**	**$0.76**	**$(0.91)**	**$(0.07)**	**$3.86**
Loss from sale of a renewable electric project (pre-tax)	—	—	0.01	—	—	0.01
Income taxes (a)	—	—	—	—	—	—
Loss from sale of a renewable electric project (net of tax)	**—**	**—**	**0.01**	**—**	**—**	**0.01**
Impairment losses related to investment in Stagecoach Gas Services LLC (pre-tax)	—	—	—	0.61	—	0.61
Income taxes (b)	—	—	—	(0.17)	(0.02)	(0.19)
Impairment losses related to investment in Stagecoach Gas Services LLC (net of tax)	**—**	**—**	**—**	**0.44**	**(0.02)**	**0.42**
Impairment loss related to investment in Honeoye Storage Corporation (pre-tax)	—	—	—	0.02	—	0.02
Income taxes	—	—	—	—	—	—
Impairment loss related to investment in Honeoye Storage Corporation (net of tax)	**—**	**—**	**—**	**0.02**	**—**	**0.02**
Impairment loss related to investment in Mountain Valley Pipeline, LLC (pre-tax)	—	—	—	0.66	—	0.66
Income taxes (c)	—	—	—	(0.18)	(0.01)	(0.19)
Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax)	**—**	**—**	**—**	**0.48**	**(0.01)**	**0.47**
HLBV effects (pre-tax)	—	—	(0.41)	—	—	(0.41)
Income taxes (d)	—	—	0.10	—	0.02	0.12
HLBV effects (net of tax)	**—**	**—**	**(0.31)**	**—**	**0.02**	**(0.29)**
Net mark-to-market losses (pre-tax)	—	—	(0.15)	—	—	(0.15)
Income taxes (e)	—	—	0.04	—	0.01	0.05
Net mark-to-market losses (net of tax)	**—**	**—**	**(0.11)**	**—**	**0.01**	**(0.10)**
Adjusted EPS – Non-GAAP basis	**$3.86**	**$0.22**	**$0.35**	**$0.03**	**($0.07)**	**$4.39**

Year Ended December 31, 2020

	CECONY	O&R	CEBs	CET	Other(e)	Total
Reported EPS – GAAP basis	**$3.54**	**$0.21**	**$0.07**	**($0.52)**	**$(0.01)**	**$3.29**
Impairment loss related to investment in Mountain Valley Pipeline, LLC (pre-tax)	—	—	—	0.95	—	0.95
Income taxes (c)	—	—	—	(0.26)	(0.03)	(0.29)
Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax)	**—**	**—**	**—**	**0.69**	**(0.03)**	**0.66**
HLBV effects (pre-tax)	—	—	0.14	—	—	0.14
Income taxes (d)	—	—	(0.04)	—	—	(0.04)
HLBV effects (net of tax)	**—**	**—**	**0.10**	**—**	**—**	**0.10**
Net mark-to-market losses (pre-tax)	—	—	0.18	—	—	0.18
Income taxes (e)	—	—	(0.05)	—	—	(0.05)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.13**	**—**	**—**	**0.13**
Adjusted EPS – Non-GAAP basis	**$3.54**	**$0.21**	**$0.30**	**$0.17**	**$(0.04)**	**$4.18**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the year ended December 31, 2021.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the year ended December 31, 2021.
c. The amount of income taxes was calculated using a combined federal and state income tax rate of 30% for the year ended December 31, 2021 and December 31, 2020.
d. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% and 27% for the year ended December 31, 2021 and December 31, 2020, respectively. Adjusted earnings and adjusted earnings per share for 2021 exclude the tax impact on the parent company of HLBV accounting ($9 million and $0.02 for the year ended December 31, 2021) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for 2020 do not exclude the tax impact on the parent company of HLBV accounting (($3) million and ($0.01) for the year ended December 31, 2020) of the Clean Energy Businesses.
e. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% and 25% for the year ended December 31, 2021 and December 31, 2020, respectively. Adjusted earnings and adjusted earnings per share for 2021 exclude the tax impact on the parent company of the mark-to-market effects ($3 million and $0.01 for the year ended December 31, 2021) of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share for 2020 do not exclude the tax impact on the parent company of the mark-to-market effects (($4) million and ($0.01) for the year ended December 31, 2020) of the Clean Energy Businesses.
f. Includes parent company and consolidation adjustments.

conEdison, inc.
ED LISTED NYSE
23

Three-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP) 24 2019 2020 2021 Reported EPS – GAAP basis $4.09 $3.29 $3.86 Impairment losses related to investment in Mountain Valley Pipeline, LLC (pre-tax) — 0.95 0.66 Income taxes (a) — (0.29) (0.19) Impairment loss related to investment in Mountain Valley Pipeline, LLC (net of tax) — 0.66 0.47 Loss from sale of a renewable electric project (pre-tax) — — 0.01 Income taxes (a) — — — Loss from sale of a renewable electric project (net of tax) — — 0.01 Impairment loss related to investment in Stagecoach (pre-tax) — — 0.61 Income taxes (a) — — (0.19) Impairment losses related to investment in Stagecoach (net of tax) — — 0.42 Goodwill impairment on Honeoye (pre-tax) — — 0.02 Income taxes (a) — — — Goodwill impairment on Honeoye (net of tax) — — 0.02 HLBV effects (pre-tax) 0.31 0.14 (0.41) Income taxes (a) (0.09) (0.04) 0.12 HLBV effects (net of tax) 0.22 0.10 (0.29) Net mark-to-market effects (pre-tax) 0.10 0.18 (0.15) Income taxes (a) (0.03) (0.05) 0.05 Net mark-to-market effects (net of tax) 0.07 0.13 (0.10) Adjusted EPS – Non-GAAP basis $4.38 $4.18 $4.39 12 Months Ending December 31, a. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the years 2019 – 2021.

Earnings Adjustment Mechanisms (EAMs) and Positive Incentives Earnings Adjustment Mechanisms ($ in millions) $35 $92 $33 $90 $2 $2 CECONY O&R 2020 2021 $19 $2 $18 $2 $1 CECONY O&R 2020 2021 Positive Incentives(a)(d) ($ in millions) a. Does not reflect negative revenue adjustments for CECONY of $5 million and $0.7 million recorded in 2020 and 2021, respectively, and immaterial amounts for O&R. b. In 2017, 2018 and 2019, CECONY achieved positive incentives of $12 million, $11 million, and $12 million respectively, one third of which, pursuant to the accounting rules for alternative revenue recognition of the collection of such incentives under the rate plans (GAAP), was recorded in 2020. In 2020, CECONY achieved and recorded positive incentives of $6 million in addition to recognizing positive incentives achieved in 2017 through 2019. In 2020, O&R achieved and recorded positive incentives $1 million. c. In 2021, CECONY reversed out $6 million of positive incentives that were recorded in 2020. d. Our current rate case (2020 - 2022) allows CECONY and O&R to recognize the entire positive incentives in the year achieved. (b) 25 (c)

Recovery of Fees Not Billed due to the COVID-19 Pandemic


Keep these Crews Safe

- In March 2020, CECONY and O&R began suspending utility service disconnections, certain collection notices, final bill collection agency activity, new late payment charges and certain other fees for all customers
- By October 2021, CECONY and O&R
  - resumed late payment charges for commercial and residential customers who have not experienced a change in financial circumstances due to the COVID-19 pandemic.
  - resumed the issuance of commercial disconnection notices and commercial disconnections
- In November 2021, the NYSPSC approved CECONY's petition for recovery of late payment charges and other fees that were not billed for the year ended December 31, 2020 due to the COVID-19 pandemic.
  - The order established a surcharge recovery mechanism to begin recovery of uncollected late payment charges and fees for the year ended December 31, 2020 commencing December 1, 2021 through December 31, 2022 in the amount of $43 million for electric and $7 million for gas. Pursuant to the order, in November 2021, CECONY established a reserve of $7 million toward addressing customer arrearages.
  - The order also established a surcharge recovery or surcredit mechanism for any such fee deferrals for 2021 and 2022 starting in January of the subsequent year over a twelve-month period, respectively.
    - For the year ended December 31, 2021, the estimated late payment charges and fees that were not billed and will be recovered under the order were $19 million for electric and $4 million for gas.
- As of December 31, 2021, CECONY recorded:

	CECONY			
(in $ millions, except EPS)	Electric	Gas	Total	EPS Impact
2020 late payment charges and other fees not billed due to COVID-19	$43	$7	$50	$0.11
2021 late payment charges and other fees not billed due to COVID-19	19	4	23	0.05
Less: reserve for customer arrears	(6)	(1)	(7)	(0.02)
Total	**$56**	**$10**	**$66**	**$0.14**

conEdison, inc.
ED LISTED NYSE
26

Financial Impacts of COVID-19[(a)]

Impact on Income before income tax expense[(b)]
($ in millions)

CECONY


$8
(6.5)
(20.8)
Employee retention tax credit under the CARES Act
Lower non-RDM revenue estimate
Materials/supplies and O&M
Increases to allowance for uncollectible accounts were fully deferred(e)
Unbilled amounts for late payment and other charges were fully deferred(a)
Total $(19.3)

O&R


$1.2
(1.9)
Employee retention tax credit under the CARES Act
Materials/supplies and O&M
Increases to allowance for uncollectible accounts were fully deferred(e)
Unbilled amounts for late payment and other charges were fully deferred(a)
Total $(0.7)

Balance Sheet Impact
($ in millions)


Increase in aged A/R from Feb. 28, 2020 to Dec. 31, 2021(c)
Increase in deferred RDM revenues from customers from Jan. 1, 2020 - Dec. 31, 2021(d)
$864.3
$467.8
$127.1
Electric
Gas


Increase in aged A/R from Feb. 28, 2020 to Dec. 31, 2021(c)
Increase (decrease) in deferred RDM revenues from customers from Jan. 1, 2020 - Dec. 31, 2021(d)
$13.6
Electric
Gas
$(3.5)
$(3.3)

a. Reflects pro-forma results for late payment charges that will be recovered in a surcharge mechanism established in November 18, 2021 CECONY NYSPSC order and O&R Joint Proposal.
b. Net income impact of $(0.04) a share and $0.00 a share for CECONY and O&R, respectively.
c. Represents an increase in the accounts receivable (A/R) balance in arrears over 60 days from February 28, 2020 to December 31, 2021.
d. Represents the increase in the RDM receivable from customers from January 1, 2020 to December 31, 2021 from the COVID-19 pandemic, weather for CECONY and O&R Electric and other factors. CECONY's electric RDM balance from January through June 30, 2021 ($136.9 million) was recovered from customers beginning August 2021 over the ensuing six month period; CECONY's electric RDM balance from July through December 31, 2021 ($88.7 million) is being recovered from customers beginning February 2022 over the ensuing six month period. CECONY's gas and O&R's electric and gas RDM balance as of December 31, 2021 ($100.1 million, $(9.5) million and $(3.8) million, respectively) is being recovered/(passed back) from/(to) customers beginning February 2022 over the ensuing twelve month period. Starting in July 2021, CECONY gas started collecting an interim principal surcharge. As of December 2021, CECONY gas has recovered $14.8 million from customers through this surcharge.
e. Deferral began in 2020 under the legislative, regulatory and related actions provision of CECONY and O&R's New York rate plans. The amounts deferred are reduced by the amount that the actual write-offs of customer accounts receivable balances were below the allowance reflected in rates.

conEdison, inc.
ED LISTED NYSE
27

Customer Breakdown of Electric Deliveries and Revenues 28 2021 Electric Delivery Volumes Millions of kWh delivered CECONY 2021 Electric Revenues ($ in millions) 13,969 27,546 9,813 Full Service Retail Choice Residential/ Religious Commercial/ Industrial NYPA, Municipal and Other Sales $3,555 $4,274 $766 $211 Residential/ Religious Commercial/ Industrial NYPA, Municipal and Other Sales Other operating revenues 2,466 2,951 124 Full Service Retail Choice Residential/ Religious Commercial/ Industrial Public authorities $419 $244 $13 $5 Residential/ Religious Commercial/ Industrial Public authorities Other operating revenues Commercial & Industrial customers share of 2021 CECONY electric deliveries and revenues: • 54% of volumes • 49% of revenues Commercial & Industrial customers share of 2021 O&R electric deliveries and revenues: • 53% of volumes • 36% of revenues O&R

Estimated Non-Weather Impact on Electric Delivery Volume and Revenues for the year ended December 31, 2021 vs. December 31, 2020

Impact on Electric Delivery Volume[(a)]
Millions of kWh delivered



CECONY
(1)%
(114)
Residential
—%
(99)
Commercial
—%
23
NYPA
O&R
1%
29
Residential
4%
112
Commercial

Impact on Electric Delivery Revenues[(b)]
$ in thousands



CECONY
5%
$113
Residential
8%
$178
Commercial
10%
$56
NYPA
O&R
1%
$4
Residential
7%
$11
Commercial

CECONY - December 31, 2021 vs. December 31, 2020 O&R - December 31, 2021 vs. December 31, 2020

a. Impact as compared to actuals for the year ended December 31, 2021 vs. December 31, 2020. COVID-19 impact for 2020 began mid-March 2020.
b. Impact as compared to actuals for the year ended December 31, 2021 vs. December 31, 2020. Delivery revenues are not adjusted for weather; changes in revenues include rate increases in each year. Amounts deferred from January - June are generally recoverable effective August 1st over a six-month period and amounts deferred July - December are generally recoverable effective February 1st over a six-month period for CECONY and amounts deferred from January - December are generally recoverable effective the following February 1st over a twelve-month period for O&R through the revenue decoupling mechanism provisions in the respective rate plans.

conEdison, inc. ED LISTED NYSE 29

CECONY Operations and Maintenance Expenses[a]
($ in millions)


Departmental
$1,528
$1,553
$1,563
$1,606
$1,691
$1,763
2017
2018
2019
2020
2021
2022E


Other Expenses(b)
Other
Regulatory Fees and Assessments (c)
Healthcare/ Other Employee Benefits
Pension/ OPEBs (d)
$998
$294
$476
$170
$58
$1,002
$321
$444
$166
$71
$1,072
$304
$464
$170
$134
$663
$285
$330
$151
$(103)
$761
$298
$332
$173
$(42)
$858
$371
$148
$345
$(6)
2017
2018
2019
2020
2021
2022E

a. Prior to 2020, select facilities and telecommunication expenses were categorized as Other Expenses. After 2020, the expenses are included in the Departmental category.
b. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers.
c. Includes Demand Side Management, System Benefit Charges and Public Service Law 18A assessments which are collected in revenues.
d. Represents service costs net of capitalization and rate reconciliation; excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the year ended December 31, 2021, CECONY recorded non-service cost components of $126 million. See page 154 of the Form 10-K.

conEdison, inc.
ED LISTED NYSE
30

Composition of Regulatory Rate Base(a) (as of December 31, 2021) 31 a. Average rate base for 12 months ended December 31, 2021. CECONY ($ in millions) Electric NY $23,614 Gas NY 8,008 Steam NY 1,617 Total CECONY $33,239 O&R ($ in millions) O&R Electric NY $965 O&R Gas NY 527 RECO NJ 307 Total O&R $1,799 Total Rate Base $35,038 CECONY Electric CECONY Gas CECONY Steam O&R RECO

Average Rate Base Balances ($ in millions) 32 $26,014 $28,515 $30,559 $32,359 $35,038 $37,000 $39,877 $43,684 $24,638 $27,057 $29,008 $30,697 $33,239 $35,099 $37,901 $41,559 $1,376 $1,458 $1,551 $1,662 $1,799 $1,901 $1,976 $2,125 O&R CECONY 3-year CAGR 7.6% 2017 2018 2019 2020 2021 2022E 2023E 2024E CECONY Electric $18,513 $20,057 $21,149 $22,101 $23,614 $24,684 $26,286 $28,983 Gas 4,723 5,581 6,408 7,110 8,008 8,841 10,030 10,982 Steam 1,402 1,419 1,451 1,486 1,617 1,574 1,585 1,594 O&R Electric 759 806 842 901 965 1,021 1,044 1,144 Gas 392 426 455 490 527 566 607 649 RECO Electric 225 226 254 271 307 314 325 332 ForecastActual a. 2022 forecast and 2023-2024 Steam service reflects company’s plans; 2023 and 2024 Electric and Gas service reflects rate filing forecast as of January 2022 b. Amounts reflect the O&R October 2021 Joint Proposal that is subject to NYSPSC approval. . (a)(a) (a) (b) (b) (b) (b)(b) (b) (a)(a) (a)(a) (a) (a)

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended December 31, 2021) 33 Regulated Basis Allowed Actual CECONY Electric 8.8% 8.7% Gas 8.8 9.2 Steam 9.3 3.6 Overall – CECONY 8.8 8.6 CECONY Equity Ratio 48.0% 46.8% O&R Electric 9.0% 9.6% Gas 9.0 9.9 RECO 9.5 2.3 Overall – O&R 9.1 8.4 O&R Equity Ratio 48.0% 47.7% a. Weighted by rate base. (a) (a)

Capital Investments ($ in millions) 34 $3,606 $5,249 $3,676 $4,085 $3,964 $4,607 $5,457 $5,613 $3,093 $3,210 $3,223 $3,466 $3,635 $4,134 $5,015 $5,203 $447 $1,791 $248 $616 $298 $400 $400 $400 $66 $248 $205 $3 $31 $73 $42 $10 2017 2018 2019 2020 2021 2022E 2023E 2024E Actual Forecast (a) (b) (b)(b) (c) CECONY & O&R - actual Clean Energy Businesses - actual Con Edison Transmission - actual CECONY & O&R - forecast Clean Energy Businesses - forecast Con Edison Transmission - forecast . a. 2018 includes Clean Energy Businesses' purchase of Sempra Solar Holdings, LLC. b. Amounts reflect the company's five-year forecast as of January 2022 and do not include the impact, if any, that may result from the company’s evaluation of strategic alternatives with respect to the Clean Energy Businesses. c. 2021 Form 10-K, page 31.

Utilities' Capital Investments ($ in millions) 35 $3,093 $3,210 $3,223 $3,466 $3,635 $4,134 $5,015 $5,203 2017 2018 2019 2020 2021 2022E 2023E 2024E Gas Electric Annual CECONY Capital Investments Annual O&R Capital Investments Electric Gas Steam Depreciation Electric Gas Depreciation 2017 1,905 909 90 1,195 128 61 71 2018 1,861 1,050 94 1,276 138 67 77 2019 1,851 1,078 91 1,373 142 61 84 2020 2,080 1,044 122 1,598 159 61 90 2021 2,189 1,126 103 1,705 147 70 95 2022E 2,585 1,192 116 1,830 164 77 102 2023E 3,473 1,173 116 1,918 177 76 107 2024E 3,669 1,187 101 2,102 172 74 119 Steam Depreciation Actual Forecast a. Amounts reflect the company's five-year forecast as of January 2022. b. 2021 Form 10-K, page 31. (a) (a) (a) (b)

36 ($ in millions) 2022 2023 2024 2025 2026 Con Edison [parent company] $293 $650 $— $— $— CECONY — — 250 — 250 O&R — — — — — CEBs 147 319 143 319 135 Total $440 $969 $393 $319 $385 Financing Plan for 2022 – 2024 Financing Plan(a) Debt Maturities ($ in millions) 2022 2023-2024 Common Equity(b) Up to $850 Up to $750 in aggregate Long Term Debt(c) $800 - $1,400 $2,500 in aggregate a. Con Edison’s financing plan does not include the impact, if any, that may result from the company’s evaluation of strategic alternatives with respect to the Clean Energy Businesses b. Excludes common equity issued under dividend reinvestment, employee stock purchase and long-term incentive plans c. Primarily at the Utilities; excludes issuance of long-term debt secured by the Clean Energy Businesses' renewable electric projects

Equity Financing • In June, CEI issued 10.1 million common shares for $775 million Debt Financing ($ in millions) Tax Equity Financing • In February, a subsidiary of the Clean Energy Businesses entered into an agreement with a tax equity investor for the financing of a portfolio of three of the Clean Energy Businesses’ solar electric production projects. As of December 31, 2021, the tax equity investor fully funded its $263 million financing obligation. Debt Maturities and Prepayments in 2021 • CEI prepaid the remaining $675 million of a February 2019 term loan during the first quarter of 2021 • CEI $500 million of 2.0% debentures matured in June 2021 • CECONY $640 million of floating-rate debentures matured in June 2021 • Amortizing debt principal payments 37 2021 Financing Activity Issuer Amount Description CEI $500 364-day Term Loan due May 2022; repaid in full in July 2021 CECONY $900 $750 $600 2.40% Debentures due 2031 3.60% Green Debentures due 2061 3.20% Debentures due 2051 O&R $45 $30 2.31% Debentures due 2031 3.17% Debentures due 2051 CEBs $250 $229 Variable rate due 2028, secured by equity interests in solar electric production projects(a) 3.77% Notes due 2046, secured by equity interests in solar electric production projects a. The CEBs subsidiary has entered into fixed-rate interest rate swaps in 2021 in connection with this borrowing.

Commercial Paper Borrowings ($ in millions) 38

Capital Structure – December 31, 2021 ($ in millions) 39 Consolidated Edison, Inc. Baa2 / BBB+ / BBB+ CECONY Baa1 / A- / A- O&R Baa2 / A- / A- Parent and Other Debt $ 23,044 53% Equity 20,336 47 Total $ 43,380 100% Debt $ 18,382 53% Equity 16,312 47 Total $ 34,694 100% Debt $ 968 52% Equity 888 48 Total $ 1,856 100% Debt $ 3,694 54% Equity 3,136 46 Total $ 6,830 100% Amounts shown exclude notes payable and include the current portion of long-term debt. Senior unsecured credit ratings shown in order of Moody’s / S&P / Fitch. Moody’s has stable outlooks for each entity. S&P and Fitch have negative outlooks for each entity. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Rating Agency Credit Metrics

Rating Agency	Rating / Outlook[a]	Rating Agency Key Metric[b]	Rating Agency Forecast[c]	Rating Agency Downgrade Threshold
Moody's Investors Services	• CEI: Baa2 / Stable	CFO pre-WC[e] / Debt	• >13%	• <13%
	• CECONY: Baa1 / Stable		• ~14.5%	• <14%
	• O&R: Baa2 / Stable		• <15%	• <13%
S&P Global Ratings[d]	• CEI: BBB+ / Negative	Funds from operations to Debt	• 16%	• <16%
	• CECONY: A- / Negative		• 15 - 16%	• <16%
	• O&R: A- / Negative		• 13 - 16%	• <16%
Fitch Ratings	• CEI: BBB+ / Negative	Funds from operations-Adjusted Leverage	• >5.0x	• >5.0x
	• CECONY: A- / Negative		• >5.0x	• >5.0x
	• O&R: A- / Negative		• 4.6x	• >5.0x

This slide reflects the company's understanding of certain credit criteria of the rating agencies at this time, which are subject to change.

Source: Moody's Investors Service Credit Opinion December 23, 2020 for CEI, Moody's Investors Service Credit Opinion January 27, 2021 for O&R and Moody's Investors Service Credit Opinion May 14, 2021 for CECONY; S&P Global Ratings RatingsDirect August 25, 2021 for CEI, S&P Global Ratings Direct April 22, 2021 for CECONY and O&R; Fitch Ratings press release "Fitch Affirms ConEd & Subsidiaries at 'BBB+'; Outlook Remains Negative" December 14, 2020.

a. Represents senior unsecured ratings. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at anytime.
b. As defined and calculated by each respective rating agency. The rating agencies use other metrics that are not described on this slide.
c. Forecast represents: "12-18 Month Forward View As of Date Published" for Moody's regarding CECONY and O&R and 2020-2022 for CEI; "For 2020 and 2021" for S&P; "in 2020 and 2021" for Fitch regarding CEI and CECONY and "over 2020-2022" regarding O&R.
d. S&P rates CECONY and O&R on a group rating methodology with Con Edison.
e. CFO pre-WC is defined by Moody's as cash flow from operations before changes in working capital.

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Income Statement – 2021 Fourth Quarter

($ in millions)

	CECONY	O&R	CEBs	CET[a]	Other[b]	Total
Total operating revenues	$2,932	$242	$243	$1	$(3)	$3,415
Depreciation and amortization	438	24	59	—	—	521
Other operating expenses	1,870	176	143	11	(3)	2,197
Total operating expenses	2,308	200	202	11	(3)	2,718
Operating income (loss)	624	42	41	(10)	—	697
Other income (deductions)	(39)	(3)	(10)	(229)	2	(279)
Interest expense	194	11	24	—	6	235
Income before income tax expense (benefit)	391	28	7	(239)	(4)	183
Income tax expense (benefit)	58	6	1	(63)	(6)	(4)
Net income (loss)	$333	$22	$6	$(176)	$2	$187
Income (loss) attributable to non-controlling interest	—	—	(37)	(2)	2	(37)
Net income (loss) for common stock	$333	$22	$43	$(174)	$—	$224

For the CEBs, reconciliation of net income for common stock to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (Non-GAAP)

Net income for common stock	$43
Mark-to-market pre-tax loss/(gain)	(28)
HLBV pre-tax loss/(gain)	(26)
Renewable electric project pre-tax loss/(gain)	—
Interest expense/(income), excluding mark-to-market effects of interest rate swaps	33
Income tax (benefit)/expense	1
Pre-tax equivalent of production tax credits (24%)	13
Depreciation and amortization	59
Adjusted EBITDA (non-GAAP)	$95

a. Net loss for common stock for CET of $(174) million includes after-tax investment income of an immaterial amount for Mountain Valley Pipeline, LLC, ($0.2) million for Stagecoach and $3.9 million for New York Transco LLC.
b. Includes parent company and consolidation adjustments.

Con Edison's consolidated financial statements and the notes thereto are in Part 2, Item 8 of the 2021 Form 10-K.

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Income Statement – 2021 Full Year

($ in millions)

	CECONY	O&R	CEBs	CET[a]	Other[b]	Total
Total operating revenues	$11,716	$941	$1,022	$4	$(7)	$13,676
Depreciation and amortization	1,705	95	231	1	—	2,032
Other operating expenses	7,551	696	555	19	(3)	8,818
Total operating expenses	9,256	791	786	20	(3)	10,850
Operating income (loss)	2,460	150	236	(16)	(4)	2,826
Other income (deductions)	(108)	(12)	(10)	(407)	(1)	(538)
Interest expense	762	42	68	9	24	905
Income before income tax expense (benefit)	1,590	96	158	(432)	(29)	1,383
Income tax expense (benefit)	246	21	44	(114)	(7)	190
Net income (loss)	$1,344	$75	$114	$(318)	$(22)	$1,193
Income (loss) attributable to non-controlling interest	—	—	(152)	(2)	1	(153)
Net income (loss) for common stock	$1,344	$75	$266	$(316)	$(23)	$1,346

For the CEBs, reconciliation of net income for common stock to adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (Non-GAAP)

Net income for common stock	$266
Mark-to-market pre-tax loss/(gain)	(53)
HLBV pre-tax loss/(gain)	(142)
Renewable electric project pre-tax loss/(gain)	4
Interest expense/(income), excluding mark-to-market effects of interest rate swaps	129
Income tax (benefit)/expense	44
Pre-tax equivalent of production tax credits (25%)	39
Depreciation and amortization	232
Adjusted EBITDA (non-GAAP)	$519

a. Net loss for common stock for CET of $(316) million includes after-tax investment income of $0.1 million for Mountain Valley Pipeline, LLC, $19.1 million for Stagecoach and $14.7 million for New York Transco LLC.

b. Includes parent company and consolidation adjustments.

Con Edison's consolidated financial statements and the notes thereto are in Part 2, Item 8 of the 2021 Form 10-K.

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Condensed Statement of Cash Flows – Year Ended December 31, 2021 ($ in millions) CECONY O&R CEBs CET Other(a) Total Net cash flows from operating activities $2,186 $127 $175 $44 $201 $2,733 Net cash flows from/(used in) investing activities (3,729) (224) (139) 608 — (3,484) Net cash flows from/(used in) financing activities 1,396 89 (45) (652) (327) 461 Net change for the period (147) (8) (9) — (126) (290) Balance at beginning of period 1,067 37 187 — 145 1,436 Balance at end of period (b) $920 $29 $178 $— $19 $1,146 a. Includes parent company and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A, Item 8 of the 2021 Form 10-K. Con Edison’s consolidated financial statements and the notes thereto are in Item 8 of the 2021 Form 10-K. 43

Condensed Balance Sheet – As of December 31, 2021 ($ in millions) CECONY O&R CEBs CET Other(a) Total ASSETS Current assets $4,703 $290 $542 $2 $14 $5,551 Investments 608 26 — 223 (4) 853 Net plant 41,613 2,599 4,367 17 — 48,596 Other noncurrent assets 5,731 377 1,645 7 356 8,116 Total assets $52,655 $3,292 $6,554 $249 $366 $63,116 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $4,321 $372 $1,011 $100 $(377) $5,427 Noncurrent liabilities 13,640 1,064 121 (90) 14 14,749 Long-term debt 18,382 968 2,607 — 647 22,604 Equity 16,312 888 2,815 239 82 20,336 Total liabilities and equity $52,655 $3,292 $6,554 $249 $366 $63,116 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 8 of the 2021 Form 10-K. 44

45 Customer Focused ESG Accomplishments • The Company has a clear and growing role in implementing clean energy policy and programs – and a strong track record of success in meeting and exceeding performance targets • Our goal is to continue to expand clean energy offerings to customers and work with them to help them better manage their energy use – and to integrate distributed energy resources to support our energy systems • In addition to these programs, the Company has also facilitated the installation of more than 398 MW of customer-sited solar at roughly 43,000 customer properties through 2021. Program Total Authorized Budget (2020-2025) 2021 Investment 2021 impact Energy Efficiency $1,498 million $153 million 2.9 million MMBTU incremental savings Heating Electrification $227 million $97 million 9,700 projects Electric Vehicle Charging Make Ready $291 million $6.4 million 31,122 vehicles enabled / 5.1 MW charging infrastructure

46 • Con Edison received a perfect score of 100 and was named a "Trendsetter" by CPA-Zicklin Index • The index benchmarks political disclosure and accountability policies and practices for election-related spending of leading U.S. public companies • ED’s 2021 score improved to 100% from 94.3% in 2020 and 90% in 2019 Con Edison receives perfect ESG score by CPA-Zicklin Index Due to transparent political disclosure, ED was named a “Trendsetter” by the index Source: 2021-CPA-Zicklin-Index.pdf

Con Edison Environmental, Social & Governance Resources • Climate Change Resilience and Adaptation Plan – January 2021 • Climate Change Vulnerability Study – December 2019 • Diversity and Inclusion Report examines Con Edison's diverse and inclusive culture • 2021 Proxy Statement • Highlighting how the Company supports our communities through Community Partnerships • Our Standards of Business Conduct guide our Political Engagement • Con Edison’s Clean Energy Vision looking toward a clean energy future • Sustainability Report - Con Edison's Sustainability report • Our ESG reporting standards: • Edison Electric Institute / American Gas Association ESG templates – Industry reporting standards • Sustainability Accounting Standards Board (SASB) – Broad ESG reporting standard • Task Force on Climate-Related Financial Disclosures (TCFD) – Broad ESG reporting standard • Equal Employment Opportunity Component 1 Report (EEO-1) - Federal employer information report • Our environmental impacts including carbon emissions disclosures are filed with the Carbon Disclosure Project (CDP) 47 Link to more ESG resources: https://conedison.gcs-web.com/environmental-social-and-governance-esg-resources